PLEDGE AND SECURITY AGREEMENT


         This PLEDGE AND SECURITY AGREEMENT ("Agreement") is made as of this 31st day of August, 1998, by and between THE HALLWOOD GROUP INCORPORATED, a Delaware corporation (the "Company"), and BANK ONE, N.A., a national banking association, as trustee (hereinafter, in such capacity, the "Trustee") for the holders of the Company's 10.0% Collateralized Subordinated Debentures due July 31, 2005 (the "Securities"), pursuant, to an Indenture, dated as of
_____________, 1998, between the Company and the Trustee (as amended or supplemented and in effect from time to time, the "Indenture").

                              W I T N E S S E T H :

         WHEREAS, the Company is the direct legal and beneficial owner of the shares of the common stock of Brookwood Companies Incorporated ("BCI"), Hallwood Hotels, Inc. ("HHI") and Brock Suite Hotels, Inc. ("BSH") described on Annex A hereto; (the stock of BCI, is referred to herein as the "Brookwood Stock," the stock of HHI is referred to herein as the "HHI Stock," the stock of BSH is referred to herein as the "BSH Stock" and the Brookwood Stock, the HHI Stock and the BSH Stock is referred to herein collectively as the "Stock"); and

         WHEREAS, the Company has issued its 7% Collateralized Senior Subordinated Debentures ("7% Debentures") pursuant to that certain Indenture ("Original Indenture") between the Company and Norwest Bank Minnesota, National Association, as Trustee ("Original Trustee") dated as of March 2, 1993 and has granted to the Original Trustee a pledge and security interest in the Brookwood Stock and the HHI Stock to secure the 7% Debentures pursuant to that certain Pledge and Security Agreement ("Original Pledge Agreement") between the Company and the Original Trustee dated as of March 2, 1993; and

         WHEREAS, the Original Indenture provides that the Company may grant a subordinate pledge and security interest in the security pledged thereunder to secure other indebtedness of the Company, and the Company now desires to issue its 10.0% Collateralized Subordinated Debentures ("Debentures") pursuant to that certain Indenture ("Indenture") between the Company and the Trustee, as Trustee ("Trustee") dated as of August 31, 1998 and desires to grant to the Trustee a subordinate pledge and security interest in the Brookwood Stock and the HHI Stock and a first and prior pledge and security interest in the BSH Stock to secure the Debentures pursuant to this Agreement; and

         WHEREAS, pursuant to the Indenture, upon the occurrence of certain events, the Company may be required to grant certain additional pledges and security interests in favor of the Trustee; and

         WHEREAS the Company wishes to grant (and provide for such additional grant of) pledges and security interests in favor of the Trustee, as herein provided;

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.        Pledge of Stock, Etc.

         (a) The Company hereby pledges, assigns, grants to the Trustee a security interest in (A) the number of shares of HHI Stock set forth on Annex A hereto, currently held by the Original Trustee, (B) the number of shares common and preferred Brookwood Stock currently held by The Bank of New York ("BONY"), as collateral agent for the Original Trustee under the Intercreditor Agreement, dated as of January 7, 1997, between BONY and the Original Trustee, and (C) the number of shares of BSH Stock to be held by Bank One, N.A., as agent ("Bank One"), as collateral agent for the Original Trustee under the Intercreditor Agreement, dated as of August 31, 1998, between Bank One and the Trustee, all for the benefit of the holders from time to time of the Securities, subject to the terms and conditions hereinafter set forth. The certificates for such shares, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Company, have been delivered to the Original Trustee or the Trustee, as appropriate, or their respective agents (including BONY and Bank One). The pledge and assignment of the HHI Stock is junior and subordinate to the pledge and assignment thereof to the Original Trustee pursuant to the Original Pledge Agreement and is subject to the terms and conditions contained in the Original Indenture and the Original Pledge Agreement; and the pledge and assignment of the Brookwood Stock is junior and


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subordinate to the pledges and  assignments  thereof to (i) The Bank of New York as security for the Company's guaranty of certain indebtedness of BCI to The Bank of New York and (ii) the Original Trustee pursuant to the Original Pledge Agreement and subject to the terms and conditions contained in the Original Indenture and the Original Pledge Agreement.

         (b) In case the Company shall acquire any additional shares of a class of capital stock of any corporation (i) all or a portion of the shares of such class of which have been pledged pursuant to Section 1(a) above and (ii) which is a wholly-owned subsidiary of the Company, or the successor of any such corporation, or any securities which are exercisable or exchangeable for or convertible into shares of such capital stock of any such corporation, by purchase or otherwise, then the Company shall forthwith pledge such number of shares or other securities to the Trustee under this Agreement and deliver such number of shares or other securities to the Trustee or the Original Trustee, as appropriate, or their respective agents (including BONY and Bank One) in connection therewith as represents the same proportion to the number of shares or securities being acquired as the number of shares (including shares which securities are exercisable or exchangeable for or convertible into) of such class previously pledged hereunder bears to the number of shares (including shares which securities are exercisable or exchangeable for or convertible into) of such class owned by the Company immediately prior to such acquisition by the Company. The Company agrees that the Trustee may from time to time attach as Annex A hereto an updated list of the shares of capital stock or securities at the time pledged with the Trustee hereunder.

         (c) The Company also hereby pledges, assigns, grants a security interest in, and delivers to the Trustee the Cash Collateral Account and all of the Cash Collateral, as such terms are hereinafter defined.

         Section 2. Definitions. All capitalized terms used herein without definition have the respective meanings assigned to such terms in the Indenture. Terms used herein and not defined in the Indenture or otherwise defined herein that are defined in the Uniform Commercial Code as in effect in the State of Texas have such defined meanings herein, unless the context otherwise indicates or requires, and the following terms have the following meanings:

         "Cash Collateral" has the meaning ascribed to such term in Section 4 hereof.

         "Cash  Collateral  Account"  has the  meaning  ascribed to such term in
Section 4 hereof.

         "Collateral" means the property at any time pledged to the Trustee hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, including without limitation the Stock and the Cash Collateral.

         "Obligations" has the meaning ascribed to such term in Section 3 hereof.

         "Release Amounts has the meaning ascribed to such term in Section 10 hereof.

         "Stock" means the number of shares of stock set forth and described in Annex A attached hereto and any additional securities pledged with the Trustee hereunder pursuant to Section i(b) above.

         Section 3. Security for Obligations. This Agreement and the security interest in and pledge of the Collateral hereunder are made with and granted to the Trustee, as security for the payment, when due, whether at stated maturity, upon call for redemption, upon acceleration or otherwise, of the principal of, and premium, if any, and interest on, the Securities and all other obligations of the Company to the Holders of the Securities under the Indenture (hereinafter, the "Obligations").

         Section 4.  Liquidation, Recapitalization, Etc.

         (a) Any sums or other property paid or distributed upon or with respect to any of the Stock, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the extent provided in Section 6, be paid over and delivered to the Trustee or its agent to be held by or for the benefit of the Trustee as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock, the property so distributed shall be delivered to the Trustee or its agent, to be held by or for the benefit of the Trustee as security for the Obligations. Except to the extent provided in
Section 6, all sums of money and property paid or distributed


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in  respect of the Stock,  whether  as a  dividend  or upon such a  liquidation,
dissolution,   recapitalization  or  reclassification  or  otherwise,  that  are received by the Company shall, until paid or delivered to the Trustee or its agent, be held in trust for the Trustee, for the benefit of the Holders from time to time of the Securities, as security for the payment and performance in full of all of the Obligations.

         (b) All sums of money that are delivered to the Trustee or its agent pursuant to this Section 4 shall be deposited into an interest bearing account maintained by, and under the sole dominion and control of, the Trustee (the "Cash Collateral Account"). Interest earned on the Cash Collateral Account shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any cash or cash equivalents (including Investment Grade Securities) deposited with the Trustee in accordance with Section 1207 of the Indenture, and any and all proceeds of any thereof are hereinafter referred to as the "Cash Collateral."

         (c) Unless the conditions set forth in Section 1207 of the Indenture are complied with, the Company shall have no right to withdraw sums from the Cash Collateral Account or to receive any of the Cash Collateral.

         Section 5. Warranty of Title. The Company hereby represents and warrants that: (a) except as otherwise disclosed on Schedule 5(a) hereto, the Company has good and marketable title to the Stock described on Annex A , free and clear of all pledges, liens, security interests, charges, options, restrictions or other encumbrances except for this Agreement and (b) the information set forth in Annex A hereto relating to the Stock is true and correct.

         Section 6. Dividends Voting, Etc., Prior to Maturity. So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to receive all cash dividends paid in respect of the Stock, to vote the Stock and to give consents, waivers and ratifications in respect of the Stock. All such rights of the Company to vote and give consents, waivers and ratifications with respect to the Stock shall, at the Trustee's option, as evidenced by the Trustee's notifying the Company of such election, cease if an Event of Default shall have occurred and be continuing.

         Section 7.  Remedies.

         (a) If an Event of Default shall have occurred and be continuing, the Trustee shall thereafter have the following rights and remedies (the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Texas or such other jurisdiction as may mandatorily be applicable thereto, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Trustee deems expedient:

                           (i) if the Trustee so elects and gives notice of such election to the Company, the Trustee may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and, if such Stock (the "Subsidiary Stock") consists of less than all of the common stock of a wholly-owned Subsidiary of the Company, all of the other shares of common stock of such Subsidiary (the "Other Shares") for any lawful purpose, including, without limitation, if the Trustee so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof, and the Company hereby irrevocably appoints and constitutes the Trustee as its lawful attorney-in-fact and proxy with full power of substitution to vote, and to give all consents, waivers and ratifications in respect of, the Other Shares following the occurrence and during the continuance of an Event of Default, and such proxy shall be irrevocable and coupled with an interest and shall expire upon the termination of this Agreement pursuant to Section 15 hereof or the earlier release of the Subsidiary Stock from the Lien created under this Agreement;

                           (ii) the Trustee may demand, sue for, collect or make any compromise or settlement the Trustee deems suitable in respect of any Collateral;

                           (iii)  the  Trustee  may  sell,  resell,  assign  and
         deliver, or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms, at such places, at such times and to such Persons as the Trustee deems expedient, all without demand for performance by the Company or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

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



                           (iv) the Trustee may cause all or any part of the Stock held by it to be transferred into its name or the name of its nominee or nominees; and

                           (v) the Trustee may set off against the Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account.

         (b) In the event of any disposition of the Collateral as provided in clause (iii) of Section 7(a), the Trustee shall give to the Company at least ten Business Days, prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that ten Business Days, prior written notice of such sale or sales shall be reasonable notice. The Trustee may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, the Trustee may buy at private sale and may make payments thereof by any means.

         (c) If the Trustee shall determine to exercise its right to sell any or all of the Stock pursuant to this Section 7, and if in the opinion of counsel for the Trustee it is necessary, or if in the reasonable opinion of the Trustee it is advisable, to have the Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Company agrees to use commercially reasonable efforts to cause the issuer or issuers of the Stock contemplated to be sold to execute and deliver, and cause the directors and officers of such issuer or issuers to execute and deliver, all at the Company's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Trustee, advisable to register such Stock under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of 3 months from the date such registration statement became effective, and to make all amendments thereto or to the related prospectus or both that, in the reasonable opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Company agrees to use commercially reasonable efforts to cause such issuer or issuers to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Trustee shall designate and to cause such issuer or issuers to make available to its security-holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act. If the Trustee elects to sell Stock in a private sale, the Company agrees to use commercially reasonable efforts to cause the issuer or issuers of the Stock contemplated to be sold to execute and deliver, and cause the directors and officers of such issuer or issuers to execute and deliver, all at the Company's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Trustee, advisable to exempt such Stock from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.

         (d) The Trustee agrees that any sale of Stock shall be made in a commercially reasonable manner.

         (e) The Company further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Stock pursuant to this Section 7 valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Company's expense.

         (f) If the Trustee exercises its right, set forth in Section 1006 of the Indenture, to cause the Company to sell Other Shares, the provisions of this
Section 7 shall be applicable to such sale, except as provided in such Section 1006 with respect to the proceeds of such sale.

                  Section 8. Company's Obligations Not Affected. The obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Trustee or any holder of Securities of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including under this Agreement); (b) any amendment to or modification of the Indenture, the Securities or any of the Obligations; or (c) the taking of additional security for, or any other assurances of payment of, any of the


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Obligations  or the release,  discharge or  termination of any security or other assurances of payment or performance for any of the Obligations.

         Section 9. Other Liens. The Company shall not pledge, grant or suffer to exist any Lien in, or otherwise encumber or restrict, any of the Collateral or any interest therein, except for the pledge thereof and Lien therein provided for in this Agreement or any Lien existing on the date hereof; provided, however, that the Company may grant a Lien on all or any portion of the Collateral if the conditions specified in Section 1109 of the Original Indenture and Section 1109 of the Indenture have been satisfied. In connection with the grant or creation of a Lien by the Company in all or any portion of the Collateral to the extent permitted under this Section, the Company may require the Trustee, following receipt by the Trustee of at least five Business Days' prior written notice from the Company, to deliver the Collateral which is to be subject to such Lien to the holder of Indebtedness to be secured by such Lien at such time and place as the Company shall specify in such notice, provided that such Collateral remains subject to the Lien created under this Pledge Agreement, and such holder of Indebtedness agrees in writing to act as the Trustee's agent for such purpose.

         Section 10. Release of Collateral. Provided that no Event of Default has occurred and is continuing, the Trustee, upon receipt of at least five Business Days written notice from the Company delivered in connection with a proposed sale of all or any portion of the Collateral, shall take all action necessary to release such portion of the Collateral as is proposed to be sold from the Lien created under this Agreement and deliver such Collateral to the Company free and clear of such Lien at the time and place specified by the Company in such notice, against receipt by the Trustee or the Paying Agent of
(i) an amount at least equal to the lesser of (A) the Net Value on the Exchange Closing (or such later date as the asset was added to the Security Pool) of the Collateral which is to be released, (B) the Net Proceeds received by the company from the sale of such Collateral, or (C) the Net Proceeds remaining after the satisfaction of all prior and senior Liens to which such asset is subject (such lesser amount, the "Released Amount"), which amount shall be applied by the Trustee or Paying Agent to the simultaneous redemption of Securities at 100% of the principal amount thereof, plus accrued interest thereon to the Redemption Date, (ii) the consideration received from the sale of any Collateral released pursuant to this Section (less a portion of such consideration, the Fair Value of which is equal to the sum of the items described in clauses (A), (B) and (C) of the definition of Net Proceeds set forth in the indenture), or cash or cash equivalents (including Investment Grade Securities) in an amount at least equal to the Release Amount, which shall be deposited by the Trustee into the Cash Collateral Account and be Collateral subject to the Lien granted and created under this Agreement, or (iii) evidence reasonably satisfactory to the Trustee that Securities are substantially simultaneously being repurchased by the Company in the open market or in private transactions for an aggregate consideration, at least equal to the Release Amount. The Trustee agrees to deliver such documents or instruments as the Company may reasonably request in connection with the release of any Lien or delivery of any Collateral as contemplated by this Section. In the case of clause (i) above, it shall be a condition of the release of such Collateral from such Lien that the Company shall have taken all action necessary to cause the Redemption Date to occur simultaneously with such release. The Trustee shall take all steps reasonably required to release any part of the Collateral from the Lien under this Agreement in connection with the sale of such asset by the Company if the proceeds thereof are used to satisfy prior and senior Liens in accordance with the terms of the Original Pledge Agreement and the Original Indenture and if all remaining proceeds, if any, are used or delivered as required by this Section 10.

         Section 11. Further Assurances. The Company will do all such acts, and will furnish to the Trustee all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Trustee may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Trustee hereunder, all without any cost or expense to the Trustee. If the Trustee so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Trustee as a financing statement in any recording office in any jurisdiction.

         Section 12. Trustee's Exoneration. Under no circumstances shall the Trustee be deemed to assume any responsibility for or obligation or duty to the Company with respect to any part or all of the Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Collateral and (b) after an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. The Trustee shall not be required to take any action of any kind to collect, preserve or protect its or the Company's rights in the Collateral. The Trustee's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

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         Section 13. No Waiver,  Etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the Trustee, with the consent of the Required Holders if such consent is required pursuant to the Indenture, and the Company. No act, failure or delay by the Trustee shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Trustee of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Company hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the indenture).

         Section 14. Notice, Etc. All notices, requests and other communications hereunder shall be made in the manner set forth in Section 105 of the Indenture.

         Section 15. Termination. Upon final payment and performance in full of the Obligations, this Agreement shall terminate and the Trustee shall, at the Company's request and expense, return to the Company all Collateral in the possession or control of the Trustee together with any moneys and other property at the time held by the Trustee hereunder.

         Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Texas.

         Section 17. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of the Trustee and the holder from time to time of the Securities and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

         IN WITNESS WHEREOF, intending to be legally bound, the Company and the Trustee have caused this Agreement to be executed as of the date first above written.

                                          THE HALLWOOD GROUP INCORPORATED


                                          By:     /s/ Melvin J. Melle
                                                  ------------------------------
                                          Title:  Vice President
                                                  ------------------------------



                                          BANK ONE, N.A., as Trustee



                                          By:     /s/ David B. Knox
                                                  ------------------------------
                                          Title:  Authorized Signature
                                                  ------------------------------



                           Annex A to Pledge Agreement


                                                              Number of    Number of                        Par or
                                   Class of    Certificate   Authorized   Issued and     Number of        Liquidation
Issuer                              Shares      Number(s)      Shares     Outstanding   Shares being       Value per
                                                                            Shares        Pledged            Share

Brookwood Companies Incorporated   Common      C1            15,000,000   10,000,000    10,000,000       $        .01
Brookwood Companies Incorporated   Preferred   P 1, P2          500,000      130,000       130,000       No par value
Hallwood Hotels, Inc.              Common      001                1,000           10            10       No par value
Brock Suites Hotels, Inc.          Common      7                 10,000        8,000         8,000       $       1.00



                                  Schedule 5(a)

                                   Other Liens

         1. All of the common stock and preferred stock of Brookwood Companies Incorporated ("Brookwood") is subject to a Lien in favor of The Bank of New York, pursuant to a Pledge Agreement dated as of January 7, 1997 between the Company and the Bank of New York which secures the Obligations of Brookwood under the Credit Agreement dated as of January 7, 1997 among Brookwood, its subsidiaries and The Bank of New York, and the loan documents related thereto.

         2. All of the common and preferred stock of Brookwood Companies Incorporated, Hallwood Hotels, Inc. and Brock Suite Hotels, Inc. is subject to a Lien in favor of Norwest Bank Minnesota, National Association, as Trustee, under that certain Indenture of Trust dated as of March 2, 1993 regarding 7% Collateralized Senior Subordinated Debentures of The Hallwood Group Incorporated.





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